Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares of Li-Cycle Holdings Corp., an Ontario corporation, and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 19th day of May, 2023.

AJAY KOCHHAR

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar

2829908 Delaware LLC

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	CEO

Maplebriar Holdings Inc.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	CEO

The Kochhar Family Trust

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	Trustee